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                                                                      EXHIBIT 99

[LOGO]                                           FOR IMMEDIATE RELEASE
                                                 CONTACT:  CONWAY G. IVY
                                                 VICE PRESIDENT, CORPORATE
                                                 PLANNING AND DEVELOPMENT
                                                 216-566-2102

                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

Cleveland, Ohio, October 25, 1999 - The Sherwin-Williams Company (NYSE: SHW) announced that its Board of Directors has named, effective today, CHRISTOPHER M. CONNOR, Vice-Chairman and Chief Executive Officer and JOSEPH M. SCAMINACE, President and Chief Operating Officer. Both Mr. Connor and Mr. Scaminace have been elected to the Board of Directors. JOHN G. BREEN, current Chairman, CEO and President remains Chairman of the Board until his expected retirement in April 2000.

Mr. Connor, 43, has served as President of Sherwin-Williams' Paint Stores Group since 1997. This segment of Sherwin-Williams' business has grown to almost $3.0 billion in annual sales through the expansion of its store base to over 2,300 stores, new product introductions and sales growth in the professional contractor, do-it-yourself, industrial maintenance and product finishes market segments. Mr. Connor joined The Sherwin-Williams Company in 1983 as Director of Advertising for the Paint Stores Group. After his initial assignments, he spent several years as President and General Manager of the Western Division of the Paint Stores Group where he spearheaded the store expansion program and sales and marketing efforts throughout the division. After serving as Senior Vice President of Marketing for the Paint Stores Group, Mr. Connor became the President and General Manager of the Diversified Brands Division for three years. In this capacity he oversaw sales, marketing, manufacturing and distribution of branded and private label aerosol spray paint, applicators and industrial products sold through various mass merchant, home center and specialized dealer and distributor distribution channels. Mr. Connor is a graduate of The Ohio State University.

Mr. Scaminace, 46, has been President and General Manager of the Consumer Group and its predecessor Coatings Division since 1997. The Consumer Group was created through the consolidation of four Divisions in 1998. The Consumer Group is responsible for the development, manufacture and physical distribution of The Sherwin-Williams Company's architectural and industrial maintenance coatings, interior and exterior stains and sealers, aerosol products, applicators and caulks. The Consumer Group sells and services well known retailers in the mass merchant, home center, and dealer distribution channels with leading brands such as Dutch Boy(R), Ralph Lauren(R), Martha Stewart(R), Pratt & Lambert(R) and Martin-Senour(R) paint lines along with Krylon(R) aerosols, Minwax(R) stains and Thompson's(R) waterseal. Mr. Scaminace joined The Sherwin-Williams Company in 1983 as Director of Manufacturing in Morrow, Georgia and has been President and

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General Manager of the Diversified Brands Division and the Automotive Division.
Mr. Scaminace has played a leading role over the years in the reorganization and streamlining of various operations within Sherwin-Williams' Coatings business segment. Mr. Scaminace is a graduate of the University Of Dayton and received an MBA from Case Western Reserve University.

John G. "Jack" Breen, 65, who has been Chairman and Chief Executive Officer of The Sherwin-Williams Company since 1979, has announced his intention to retire as Chairman in April, 2000. Mr. Breen has overseen the growth of The Sherwin-Williams Company from a troubled business in 1978 with sales of $1.132 billion and adjusted net income per share of $0.02 and no dividend to analyst projected 1999 sales of $5.0 billion, consensus earnings per share of $1.75 and a current annual dividend per share of $0.48. During this period a share of Sherwin-Williams stock has risen from a split adjusted basis of $0.625 to its current levels. Under Mr. Breen's leadership in 1979 the organization was restructured which led to a strategic focus on paint and related products sold through a revitalized company-owned stores network with expansion of sales into other distribution channels. This resulted in the Company becoming the market share leader in the United States. Under his direction, the Company has acquired many well known brands such as Dutch Boy(R), Krylon(R), Thompson's(R), Minwax(R), Pratt & Lambert(R) and White Lightning(R) while growing and expanding the Sherwin-Williams(R) brand to be the best known paint brand in the industry. While Mr. Breen was Chief Executive Officer the Company has achieved 21 consecutive years of earnings improvement and 20 years of consecutive dividend increases. The Company was brought from near bankrupt status in 1979 to a position of a strong balance sheet and operating cash flow today. Under Mr. Breen's leadership and conservative financial management the Company has never had to take special charges to earnings. Mr. Breen is recognized as a dynamic strategic thinker who has excellent management skills that have resulted in strong operational results, a consensus-building decision-making process and the consistent development of managerial talent and leadership throughout the Company.

Mr. Breen offered the following comments concerning the management transition;

         "Sherwin-Williams is a fundamentally stronger company today in every aspect than in 1979. We have a stronger distribution platform through our Sherwin-Williams stores and good distribution through relationships with leading retailers, distributors and dealers. We have outstanding management talent at every level of our organization. We have leading edge product development and technical capabilities, combined with high quality and cost efficient manufacturing systems."

         "I am quite pleased that the Board of Directors has recognized the management succession process to which we have always given the highest priority and which has provided two outstanding executives for appointment to top leadership positions in the Company."

Mr. Breen, continuing his comments concerning the management transition, stated;

         "Chris Connor has held many important positions in the Company and has always focused on those things that provide us with growth opportunities and market share


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         improvement. He has a track record of being an excellent manager and marketer, dedicated to introducing new products and services into the marketplace."

         "Joe Scaminace has taken on a number of difficult assignments within the Company for many years. He approached those assignments with an eye to immediate operating improvements, while maintaining a keen view to repositioning the business unit for future growth and expansion. Joe and his management teams were responsible for revitalizing our aerosol and automotive businesses and has been engaged in the improvement of the Consumer Group."

         "I feel the Company is fortunate to have these two individuals in position to lead Sherwin-Williams in the first decades of the new century."

Chris Connor commented;

         "With tremendous vision and management skill, Mr. Breen has led our Company for over twenty-one consecutive years of earnings improvement while increasing our sales five-fold. He is a remarkable leader. I feel honored to have been named to head our management team and expect, with the assistance of Joe Scaminace, to uphold his long-standing commitment to continuous improvement of products and services to our customers. Joe and I are looking forward to working with our management team and over 24,000 employees worldwide to build on the foundation laid over the past twenty-one years of consecutive earnings improvement under Jack Breen's leadership."

In other related management appointments, JOHN G. MORIKIS was named President, Paint Stores Group replacing Mr. Connor. Mr. Morikis, 36, joined Sherwin-Williams in 1984 as a management trainee and rose through the sales and marketing ranks. He was most recently President & General Manager of the Eastern Division of the Paint Stores Group. THOMAS W. SEITZ was named President, Consumer Group replacing Mr. Scaminace. Mr. Seitz, 51, began his career with Sherwin-Williams in 1970 and has extensive experience in manufacturing, technical and logistical services. He was most recently Senior Vice President of Operations for the Consumer Group.

SALVATORE V. SANZONE, President & General Manager, Southeastern Division of the Paint Stores Group is retiring after forty-one years of dedicated service. Mr. Sanzone, 64, who has led the Southeastern Division for five years of consecutive improved sales and profits, is succeeded by ROBERT "JAY" DAVISSON. Mr. Davisson, 39, started with Sherwin-Williams in 1986 in the Stores organization and has been Vice President of Sales for the Southeastern Division since 1992.

THOMAS BRUMMETT is succeeding Mr. Morikis as President & General Manager, Eastern Division, Paint Stores Group. Mr. Brummett, 54, joined Sherwin-Williams in 1964 and has had extensive experience in sales, marketing and merchandising. He has served as Vice President of Sales for the Southwestern Division since 1990.

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DONALD R. FIELDS has been named President, International Division, reporting to
Mr. Scaminace. Mr. Fields, 64, began his career with Sherwin-Williams in 1954. His most recent assignment has been Vice President, International in the Consumer Group. His responsibilities include manufacturing, distribution and sales of architectural and industrial coatings in Europe and South America along with licensing of these products on a worldwide basis.

Mr. Breen, commenting on these further appointments said;

         "We are pleased to be able to fill these important management positions with long-term employees who have proved themselves in many different assignments with increasing responsibility. Their long experience in our Company and the coatings industry, coupled with their strong desire to improve our business by seizing upon the many opportunities before us, will help Chris and Joe continue the growth and performance of Sherwin-Williams."

Mr. Breen, concluding, said;

         "All of these appointments are a confirmation of our ongoing commitment to management development and succession planning and give me confidence that The Sherwin-Williams Company will continue as an industry and market leader well into the future."

The Sherwin-Williams Company, founded in 1866 and incorporated in 1884, is one of the world's leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers. Primary markets are in North and South America with selected products manufactured and sold in the United Kingdom. Its Paint Stores business segment, through over 2,300 stores, is the exclusive North American marketer and seller of Sherwin-Williams(R) branded architectural coatings, industrial maintenance and marine products and industrial original equipment manufacturer product finishes. Its Coatings business segment develops, manufactures and distributes architectural paint, stains, varnishes, industrial maintenance products, product finishes, marine coatings, aviation coatings, wood finishing products, paint applicators, motor vehicle finish, refinish and touch-up products, corrosion inhibitors, and paint related products worldwide. These products are sold through many of the leading regional, national and international mass merchandisers, home centers, independent dealers and distributors.

                                      # # #

This press release contains certain "forward-looking statements" with respect to sales and earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include such things as: changes in the Company's relationships with customers and suppliers; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission.
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